DEAN HELLER                                        Entity #
Secretary of State                                 C26435-2003
204 North Carson Street, Suite J                   Document Number:
Carson City, Nevada 83701-4289                     20060066773-67
(775)884-5708
Website: secretaryofstate.biz                      Date Filed:
                                                   2/2/2006 1:02:49 PM
                                                   In the office of

                                                    /s/ Dean Heller

                                                    Dean Heller
                                                    Secretary of State

Certificate of Change Pursuant
         to NRS 78.209

                                            ABOVE SPACE IS FOR OFFICE USE ONLY


               Certificate of Change filed Pursuant to NRS 78.209
                         For Nevada Profit Corporations


1. Name of Corporation

   Ingenium Capital Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

   100,000,000 Common, Par Value $0.001
    10,000,000 Preferred, Par Value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

   400,000,000 Common, Par Value $0.001
    10,000,000 Preferred, Par Value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

   4 Common shares will be issued for each Common share.
   Preferred shares will be unaffected

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction or a share and the percentage of outstanding shares affected thereby:

   N/A

7. Effective date of filing (optional): 2/6/06

8. Officer signature: /s/ Ted Kozub             President
                     -------------------------  ---------
                      Signature                  Title




IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.